ARC Document Solutions Reports Results for Second Quarter 2015
WALNUT CREEK, CA -- (August 4, 2015) - ARC Document Solutions, Inc. (NYSE: ARC), the nation's leading document solutions provider for the architecture, engineering, and construction (AEC) industry, today reported its financial results for the second quarter ended June 30, 2015.
2015 Second Quarter Business Highlights:

•	Sales grew 4.0% year-over-year

•	Adjusted diluted earnings per share were $0.13 vs. $0.10 in Q2 2014

•	Gross profit rose 4.2% delivering a gross margin of 36.0%

•	Adjusted cash flow from operations was $16.9 million vs. $15.7 million in Q2 2014

•	Adjusted EBITDA of $21.6 million; grew 3% in line with sales despite planned investments in SG&A

•
Maintains 2015 diluted annual adjusted earnings per share projected to be in the range of $0.37 to $0.41; annual adjusted cash provided by operating activities projected to be in the range of $61 to $66 million; and annual adjusted EBITDA to be in the range of $75 million to $80 million

Financial Highlights:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(All dollar amounts in millions, except EPS)	2015	2014	2015	2014
Net Sales	$113.4	$109.0	$217.7	$209.4
Gross Margin	36.0%	36.0%	35.3%	34.9%
Net income attributable to ARC	$9.3	$4.5	$13.7	$5.9
Adjusted Net Income attributable to ARC	$6.2	$4.5	$9.4	$6.3
Earnings per share - Diluted	$0.19	$0.10	$0.29	$0.13
Adjusted earnings per share - Diluted	$0.13	$0.10	$0.20	$0.13
Adjusted EBITDA	$21.6	$20.9	$38.4	$37.0
Cash provided by operating activities	$16.9	$14.0	$22.2	$21.7
Adjusted cash provided by operating activities	$16.9	$15.7	$23.3	$23.9
Capital Expenditures	$4.1	$3.0	$7.6	$6.6
Debt & Capital Leases (including current)			$189.0	$210.8
Management Commentary
“As our strong earnings per share performance suggests, we experienced continued sales growth across all of our business lines, driven primarily by MPS and CDIM,” said K. “Suri” Suriyakumar, Chairman, President and CEO of ARC Document Solutions. “We also saw notable increases in our AIM business, and stronger-than-usual quarterly performance in Equipment and Supplies sales out of China. Despite the growth in lower margin equipment and supplies sales during the period, we grew gross profit by more than four percent.”

Mr. Suriyakumar continued, “Combined with our continued strength in cash generation, our second quarter sales performance reflects incremental, but steady progress in the adoption of our new business lines. While we are eager to accelerate sales growth, it is taking time to gain traction in our new product lines. Even as successes emerge, new accounts are not likely to contribute significantly to year-over-year growth in 2015, but rather to 2016 and beyond. We are confident that we can demonstrate the outstanding value of our new solutions over the next 12 to 18 months, and build momentum for the future.”

Jorge Avalos, ARC Document Solutions’ Chief Financial Officer said, “Sales growth and capital structure improvements both contributed to our strong earnings in the second quarter. Adjusted cash flow from operations of $16.9 million grew 7.6% year-over-year during the period, allowing us to double our mandatory principal payments on ARC’s senior debt, further reducing the company’s leverage ratio. Also, our initiatives to improve sales and marketing began demonstrating their value via impressive sales growth in AIM and in some of the digital services we sell as a part of our CDIM portfolio. We expect these strategic investments to continue to add value in future quarters.”

2015 Second Quarter Supplemental Information:
Net sales were $113.4 million, a 4.0% increase compared to the second quarter of 2014.

Days sales outstanding in Q2 2015 were 54, compared to 52 days in Q2 2014.

AEC customers comprised approximately 77% of our total net sales, while non-AEC customers made up approximately 23% of our total net sales.

Total number of MPS contracts at the end of the second quarter was approximately 8,720, an increase of approximately 220 contracts from the end of 2014.

Adjusted EBITDA is EBITDA net of loss on extinguishment of debt, the impact of trade secret litigation costs, stock-based compensation expense, and restructuring expense.

Sales from Services and Product Lines as a Percentage of Net Sales
	Three Months Ended		Six Months Ended
	June 30,		June 30,
Services and Product Line	2015	2014	2015	2014
CDIM	51.9%	52.8%	52.2%	53.0%
MPS	32.7%	32.8%	33.5%	32.8%
AIM	3.0%	2.7%	2.8%	2.6%
Equipment and supplies sales	12.4%	11.7%	11.5%	11.6%
Outlook:
ARC Document Solutions is maintaining its annual 2015 outlook. The company's diluted annual adjusted earnings per share outlook is expected to be in the range of $0.37 to $0.41. The outlook for annual adjusted cash provided by operating activities is projected to be in the range of $61 to $66 million; and annual adjusted EBITDA is projected to be in the range of $75 million to $80 million.

Teleconference and Webcast:
ARC Document Solutions will host a conference call and audio webcast today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time) to discuss results for the Company's second quarter of 2015. To access the live audio call, dial 888-500-6950. International callers may join the conference by dialing 719-325-2244. The conference ID number is 9858879. A live webcast will also be made available on the investor relations page of ARC Document Solution's website at ir.e-arc.com.

A replay of the call will be available for five days after the call's conclusion. To access the replay, dial 888-203-1112. International callers may access the replay by dialing 719-457-0820. The conference ID number is 9858879. The webcast will also be made available at www.e-arc.com for approximately 90 days following the call's conclusion.

About ARC Document Solutions (NYSE: ARC)
ARC Document Solutions is a leading document solutions company serving businesses of all types, with an emphasis on the non-residential segment of the architecture, engineering and construction industries. The Company helps more than 90,000 customers reduce costs and increase efficiency in the use of their documents, improve document access and control, and offers a wide variety of ways to print, produce, and store documents. ARC provides its solutions onsite in more than 8,700 of its customers' offices, offsite in service centers around the world, and digitally in the form of proprietary software and web applications. For more information please visit www.e-arc.com.

Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words such as "expect," “taking time,” "can demonstrate the outstanding value of our new solutions over the next 12 to 18 months," "build momentum for the future," and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:
David Stickney
VP Corporate Communications and Investor Relations
925-949-5114

ARC Document Solutions, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)
	June 30,	December 31,
Current assets:	2015	2014
Cash and cash equivalents	$15,436	$22,636
Accounts receivable, net of allowances for accounts receivable of $2,225 and $2,413	68,344	62,045
Inventories, net	19,135	16,251
Deferred income taxes	227	278
Prepaid expenses	4,789	4,767
Other current assets	4,836	6,080
Total current assets	112,767	112,057
Property and equipment, net of accumulated depreciation of $220,164 and $214,697	59,454	59,520
Goodwill	212,608	212,608
Other intangible assets, net	20,851	23,841
Deferred financing fees, net	2,038	2,440
Deferred income taxes	994	1,110
Other assets	2,434	2,492
Total assets	$411,146	$414,068
Current liabilities:
Accounts payable	$25,459	$26,866
Accrued payroll and payroll-related expenses	11,934	13,765
Accrued expenses	20,541	22,793
Current portion of long-term debt and capital leases	21,322	27,969
Total current liabilities	79,256	91,393
Long-term debt and capital leases	167,708	175,916
Deferred income taxes	34,578	33,463
Other long-term liabilities	3,492	3,458
Total liabilities	285,034	304,230
Commitments and contingencies
Stockholders’ equity:
ARC Document Solutions, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 47,088 and 46,800 shares issued and 46,987 and 46,723 shares outstanding	47	47
Additional paid-in capital	113,544	110,650
Retained earnings (deficit)	6,340	(7,353)
Accumulated other comprehensive loss	(477)	(161)
	119,454	103,183
Less cost of common stock in treasury, 101 and 77 shares	612	408
Total ARC Document Solutions, Inc. stockholders’ equity	118,842	102,775
Noncontrolling interest	7,270	7,063
Total equity	126,112	109,838
Total liabilities and equity	$411,146	$414,068

ARC Document Solutions, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Service sales	$99,336	$96,198	$192,661	$185,129
Equipment and supplies sales	14,053	12,784	25,047	24,226
Total net sales	113,389	108,982	217,708	209,355
Cost of sales	72,530	69,775	140,828	136,214
Gross profit	40,859	39,207	76,880	73,141
Selling, general and administrative expenses	27,132	28,283	54,587	54,389
Amortization of intangible assets	1,442	1,503	2,931	3,001
Restructuring expense	11	271	85	754
Income from operations	12,274	9,150	19,277	14,997
Other income, net	(30)	(23)	(56)	(49)
Loss on extinguishment of debt	97	—	97	—
Interest expense, net	1,939	3,944	3,796	7,857
Income before income tax provision	10,268	5,229	15,440	7,189
Income tax provision	811	607	1,572	1,271
Net income	9,457	4,622	13,868	5,918
(Income) loss attributable to noncontrolling interest	(200)	(77)	(175)	23
Net income attributable to ARC Document Solutions, Inc. shareholders	$9,257	$4,545	$13,693	$5,941
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.20	$0.10	$0.29	$0.13
Diluted	$0.19	$0.10	$0.29	$0.13
Weighted average common shares outstanding:
Basic	46,611	46,254	46,528	46,122
Diluted	47,558	46,834	47,634	46,759

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of cash flows provided by operating activities to EBIT, EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Cash flows provided by operating activities	$16,864	$14,024	$22,152	$21,738
Changes in operating assets and liabilities, net of effect of business acquisitions	2,928	930	12,344	5,159
Non-cash expenses, including depreciation, amortization and restructuring	(10,335)	(10,332)	(20,628)	(20,979)
Income tax provision	811	607	1,572	1,271
Interest expense, net	1,939	3,944	3,796	7,857
(Income) loss attributable to the noncontrolling interest	(200)	(77)	(175)	23
EBIT	12,007	9,096	19,061	15,069
Depreciation and amortization	8,520	8,532	17,075	17,025
EBITDA	20,527	17,628	36,136	32,094
Loss on extinguishment of debt	97	—	97	—
Trade secret litigation costs(1)	—	2,083	34	2,481
Restructuring expense	11	271	85	754
Stock-based compensation	921	881	2,004	1,662
Adjusted EBITDA	$21,556	$20,863	$38,356	$36,991

(1) On February 1, 2013, we filed a civil complaint against a competitor and a former employee in the Superior Court of California for Orange County, which alleged, among other claims, the misappropriation of ARC trade secrets; namely, proprietary customer lists that were used to communicate with ARC customers in an attempt to unfairly acquire their business. In prior litigation with the competitor based on related facts, in 2007 the competitor entered into a settlement agreement and stipulated judgment, which included an injunction. We instituted this suit to stop the defendant from using similar unfair business practices against us in the Southern California market. The case proceeded to trial in May 2014, and a jury verdict was entered for the defendants. In the first quarter of 2015, we entered into a settlement and paid the defendant. Legal fees associated with the litigation were recorded as selling, general and administrative expense.

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of cash flows provided by operating activities to adjusted cash flows provided by operating activities (In thousands) (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Cash flows provided by operating activities	$16,864	$14,024	$22,152	$21,738
Payments related to trade secret litigation costs	34	1,395	1,033	1,514
Payments related to restructuring expenses	23	313	141	616
Adjusted cash flows provided by operating activities	$16,921	$15,732	$23,326	$23,868

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net income attributable to ARC to unaudited adjusted net income attributable to ARC (In thousands, except per share data) (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income attributable to ARC Document Solutions, Inc.	$9,257	$4,545	$13,693	$5,941
Loss on extinguishment of debt	97	—	97	—
Restructuring expense	11	271	85	754
Trade secret litigation costs	—	2,083	34	2,481
Income tax benefit related to above items	(42)	(917)	(84)	(1,261)
Deferred tax valuation allowance and other discrete tax items	(3,151)	(1,469)	(4,407)	(1,626)
Unaudited adjusted net income attributable to ARC Document Solutions, Inc.	$6,172	$4,513	$9,418	$6,289

Actual:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.20	$0.10	$0.29	$0.13
Diluted	$0.19	$0.10	$0.29	$0.13
Weighted average common shares outstanding:
Basic	46,611	46,254	46,528	46,122
Diluted	47,558	46,834	47,634	46,759

Adjusted:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.13	$0.10	$0.20	$0.14
Diluted	$0.13	$0.10	$0.20	$0.13
Weighted average common shares outstanding:
Basic	46,611	46,254	46,528	46,122
Diluted	47,558	46,834	47,634	46,759

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net income attributable to ARC Document Solutions, Inc. shareholders to EBIT, EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income attributable to ARC Document Solutions, Inc. shareholders	$9,257	$4,545	$13,693	$5,941
Interest expense, net	1,939	3,944	3,796	7,857
Income tax provision	811	607	1,572	1,271
EBIT	12,007	9,096	19,061	15,069
Depreciation and amortization	8,520	8,532	17,075	17,025
EBITDA	20,527	17,628	36,136	32,094
Loss on extinguishment of debt	97	—	97	—
Trade secret litigation costs	—	2,083	34	2,481
Restructuring expense	11	271	85	754
Stock-based compensation	921	881	2,004	1,662
Adjusted EBITDA	$21,556	$20,863	$38,356	$36,991

ARC Document Solutions, Inc. Net Sales by Product Line (In thousands) (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Service Sales
CDIM	58,835	57,542	113,477	110,882
MPS	37,134	35,743	73,011	68,752
AIM	3,367	2,913	6,173	5,495
Total service sales	99,336	96,198	192,661	185,129
Equipment and supplies sales	14,053	12,784	25,047	24,226
Total net sales	$113,389	$108,982	$217,708	$209,355

Non-GAAP Financial Measures
EBIT, EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.
EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. EBIT margin is a non-GAAP measure calculated by dividing EBIT by net sales. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.
We have presented EBIT, EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBIT and EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. As a result, we believe EBIT is the best measure of operating segment profitability and the most useful metric by which to measure and compare the performance of our operating segments. We use EBITDA to measure performance for determining consolidated-level compensation. In addition, we use EBIT and EBITDA to evaluate potential acquisitions and potential capital expenditures.
EBIT, EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBIT, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT, EBITDA and related ratios only as supplements. For more information, see our interim Condensed Consolidated Financial Statements and related notes on our 2015 second quarter report on Form 10-Q. Additionally, please refer to our 2014 Annual Report on Form 10-K.
Our presentation of adjusted net income, adjusted EBITDA, and adjusted cash flows from operations over certain periods is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above.
Specifically, we have presented adjusted net income attributable to ARC and adjusted earnings per share attributable to ARC shareholders for the three and six months ended June 30, 2015 and 2014 to reflect the exclusion of loss on extinguishment of debt, restructuring expense, trade secret litigation costs, and changes in the valuation allowances related to certain deferred tax assets and other discrete tax items. We have presented adjusted cash flows from operating activities for the three and six months ended June 30, 2015 and 2014 to reflect the exclusion of cash payments related to trade secret litigation costs and cash payments related to restructuring expenses. This presentation facilitates a meaningful comparison of our operating results for the three and six months ended June 30, 2015 and 2014. We believe these charges were the result of the current macroeconomic environment, our capital restructuring, or other items which are not indicative of our actual operating performance.
We have presented adjusted EBITDA in the three and six months ended June 30, 2015 and 2014 to exclude loss on extinguishment of debt, trade secret litigation costs, stock-based compensation expense, and restructuring expense. The adjustment of EBITDA for these items is consistent with the definition of adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance.

ARC Document Solutions Consolidated Statements of Cash Flows (In thousands) (Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Cash flows from operating activities
Net income	$9,457	$4,622	$13,868	$5,918
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for accounts receivable	156	100	182	247
Depreciation	7,078	7,029	14,144	14,024
Amortization of intangible assets	1,442	1,503	2,931	3,001
Amortization of deferred financing costs	161	214	322	397
Amortization of discount on long-term debt	—	224	—	449
Stock-based compensation	921	881	2,004	1,662
Deferred income taxes	3,847	2,279	6,023	4,172
Deferred tax valuation allowance	(3,257)	(1,748)	(4,791)	(3,037)
Restructuring expense, non-cash portion	—	7	—	391
Loss on extinguishment of debt	97	—	97	—
Other non-cash items, net	(110)	(157)	(284)	(327)
Changes in operating assets and liabilities:
Accounts receivable	(2,111)	(4,059)	(6,633)	(7,494)
Inventory	(1,765)	85	(2,858)	(1,929)
Prepaid expenses and other assets	(282)	415	1,717	637
Accounts payable and accrued expenses	1,230	2,629	(4,570)	3,627
Net cash provided by operating activities	16,864	14,024	22,152	21,738
Cash flows from investing activities
Capital expenditures	(4,136)	(3,032)	(7,637)	(6,597)
Payments related to business acquisitions	(100)	(342)	(142)	(342)
Other	193	236	390	400
Net cash used in investing activities	(4,043)	(3,138)	(7,389)	(6,539)
Cash flows from financing activities
Proceeds from stock option exercises	16	568	561	1,009
Proceeds from issuance of common stock under Employee Stock Purchase Plan	31	27	58	48
Share repurchases, including shares surrendered for tax withholding	(204)	(151)	(204)	(151)
Early extinguishment of long-term debt	(7,250)	(7,500)	(7,250)	(7,500)
Payments on long-term debt agreements and capital leases	(6,713)	(2,977)	(12,780)	(10,940)
Net repayments under revolving credit facilities	(760)	(697)	(1,744)	(295)
Payment of deferred financing costs	(1)	3	(25)	(454)
Payment of hedge premium	—	—	(632)	—
Net cash used in financing activities	(14,881)	(10,727)	(22,016)	(18,283)
Effect of foreign currency translation on cash balances	(65)	54	53	(72)
Net change in cash and cash equivalents	(2,125)	213	(7,200)	(3,156)
Cash and cash equivalents at beginning of period	17,561	23,993	22,636	27,362
Cash and cash equivalents at end of period	$15,436	$24,206	$15,436	$24,206
Supplemental disclosure of cash flow information
Noncash investing and financing activities
Capital lease obligations incurred	$3,542	$5,315	$7,042	$9,403
Contingent liabilities in connection with business acquisitions	$—	$924	$—	$924